UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  Janaury 23, 2007

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

331 32ndAvenue
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 697-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

This Form 8-K contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management of Daktronics, Inc. (the “Company”) as well as estimates and assumptions made by the Company’s management. When used in the Form 8-K and other reports filed by the Company wit the Securities and Exchange Commission, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company and it subsidiaries, their industry, their operations and results of operations and any businesses that may be acquired by the Company. These risks include those described in the Company’s Annual Report on Form 10-K for fiscal 2006. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry into a Material Definitive Agreement.

        On January 23, 2007, the Company entered into amendments (collectively, the “Amendments”) to its Loan Agreement and related Revolving Note (collectively, the “Credit Facility”) with U. S. Bank National Association (the “Bank”). The Amendments increase the limit on the revolving loan amount available to $45 million, decrease the interest rate charged under the Credit Facility, increase the amount available for letters of credit, modifies the Adjusted Fixed Charge Coverage ratio by increasing the reserve for maintenance capital expenditures to $4,000,000 and implement a loan fee of .1% per annum on the average daily unused portion of the Credit Facility. As of January 23, 2007, the amount outstanding under the Credit Facility was approximately $18,907,000.

        As a result of investments the Company has made over the past twelve months, it has determined that additional access to funds was necessary in the short term to finance working capital needs and capital expenditures. The Company expects that these needs will diminish in the future, although these expectations could change.

        The foregoing description of the Credit Facility is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant. The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

        The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

        The following exhibits are filed with this Form 8-K:

        10.1   Sixth Amendment to Loan Agreement dated January 23, 2007 by and between the Company and the Bank
        10.2   Renewal Revolving Note dated as of January 23, 2007 signed by the Company in favor of the Bank

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS,INC.

By:	/s/ William R. Retterath
William R.Retterath, Chief Financial Officer

Date: January 25, 2007

EXHIBIT INDEX

Exhibit No. Description
10.1 Sixth Amendment to Loan Agreement dated January 23, 2007 by and between the Company and the Bank
10.2 Renewal Revolving Note dated as of January 23, 2007 signed by the Company in favor of the Bank